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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement No. 333-25001 on Form S-4 and related Prospectus of TCI Satellite Entertainment, Inc. ("TSAT"), and to the incorporation by reference therein of our report dated August 25, 1997, with respect to the financial statements of Time Warner Satellite Services Group from TSAT's Current Report on Form 8-K dated February 11, 1998, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP


New York, New York
February 12, 1998